Exhibit 99.1

SHARE ACQUISITION AND EXCHANGE AGREEMENT

by and among

LIVING 3D HOLDINGS, INC.

SUGAR TECHNOLOGY GROUP HOLDINGS CORPORATION ("SUGAR-BVI")

and

ALL OF THE SHAREHOLDERS OF SUGAR-BVI

Dated as of December 30, 2016

4.	Representations and Warranties of SUGAR-BVI Shareholders		16

	4.1	Power and Authority	16
	4.2	Ownership of SUGAR-BVI Shares	16
	4.3	Consents and Approvals	16
	4.4	Investment Representations	17
	4.5	Information on SUGAR-BVI Shareholders	18

5.	Representations and Warranties of the Company		18

	5.1	Power and Authority of the Company	18
	5.2	Consents and Approvals	19
	5.3	Authorized and Issued Capital Stock	19
	5.4	Subsidiaries	20
	5.5	Undisclosed Liabilities	20
	5.6	Intellectual Property	20
	5.7	Personal Property	20
	5.8	Real Property and Other Assets	20
	5.9	Litigation; Complaints; Government Inquiries	21
	5.10	Employees; Benefits	21
	5.11	Tax Matters	22
	5.12	Financial Statements	22
	5.13	Compliance with Laws	23
	5.14	No Adverse Changes	23
	5.15	Insurance	23
	5.16	Articles of Incorporation; Minute Books	23
	5.17	Brokers	23
	5.18	Exchange Act Reports	23
	5.19	Trading	24
	5.20	Disclosure Procedures; Internal Accounting Controls	24
	5.21	No SEC or FINRA Inquiries	25

6.	Covenants; Additional Agreements		25

	6.1	Affirmative Covenants	25
	6.2	Negative Covenants	25
	6.3	Access and Information	27
	6.4	Confidential Information	27
	6.5	Additional Covenants of the Company and SUGAR-BVI	27
	6.6	Cost of SUGAR-BVI Unaudited Financial Statements	28

7.	Closing Conditions		28

	7.1	Conditions to the Obligations of the SUGAR-BVI Shareholders to Close	28
	7.2	Conditions to the Company's Obligation to Close	29

8.	Termination		29

9.	Notices		29

10.	Miscellaneous		30

	10.1	Entire Agreement	30
	10.2	Waiver	30
	10.3	Amendment	30
	10.4	Construction	30
	10.5	Assignment	31
	10.6	Costs and Expenses	31
	10.7	Non-Impairment of Rights	31
	10.8	Counterparts	31
	10.9	Governing Law	31

Exhibits

Exhibit A – List of SUGAR-BVI Shareholders, and shares to be exchanged

Schedules

3.4	SUGAR-BVI Subsidiaries
3.12	SUGAR-BVI Financial Statements

SHARE ACQUISITION AND EXCHANGE AGREEMENT

This SHARE ACQUISITION AND EXCHANGE AGREEMENT ("Agreement") dated as of December 30, 2016, is by and among Living 3D Holdings, Inc. (the "Company"), a Nevada corporation having an office for the transaction of business at Room S, 2nd Floor, Block D, East Sun Industrial Centre, 16 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong , SUGAR TECHNOLOGY GROUP HOLDINGS CORPORATION ("SUGAR-BVI"), a corporation incorporated under the laws of the British Virgin Islands, having an office for the transaction of business at Room 1801, 18/F., Office Tower Two, Grand Plaza, 625 Nathan Road, Kowloon, Hong Kong, and the shareholders of SUGAR-BVI listed on the signature page and Exhibit A hereto, constituting all of the shareholders of SUGAR-BVI (collectively, the "SUGAR-BVI Shareholders" and individually, a "SUGAR-BVI Shareholder"), each having the respective address set forth on Exhibit A hereto.

WHEREAS, the SUGAR-BVI Shareholders own all of the issued and outstanding shares of SUGAR-BVI (the "SUGAR-BVI Shares");

WHEREAS, the Company desires to acquire from the SUGAR-BVI Shareholders all of the SUGAR-BVI Shares issued and outstanding as of the Closing Date (as defined herein), thereby making SUGAR-BVI a wholly-owned subsidiary of the Company, and the SUGAR-BVI Shareholders desire to exchange all of their SUGAR-BVI Shares (the "Exchange") for the issuance by the Company of an aggregate of 30,000,000 shares (the "Company Shares") of common stock, par value $0.001 per share, of the Company (the "Company Common Stock"), which Company Shares shall constitute 97.73% of the issued and outstanding shares of Company Common Stock after the Closing (as defined herein);

WHEREAS, prior to the issuance of the Company Shares pursuant to the Exchange, the Company had 697,035 shares of Company Common Stock outstanding; no outstanding options to purchase shares of Company Common Stock ("Company Options"); and no outstanding warrants to purchase shares of Company Common Stock ("Company Warrants") immediately prior to the Closing Date;

WHEREAS, the current Company Shareholders, after giving effect to the issuance of the Company Shares to the SUGAR-BVI Shareholders pursuant to the Exchange Agreement, will own 697,035 shares of Company Common Stock, which shares shall constitute 2.27% of the issued and outstanding shares of Company Common Stock on the Closing Date; and

WHEREAS, it is the intention of the parties hereto that, to the extent applicable: (i) the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) the Exchange shall qualify as a "tax-free" transaction within the meaning of Section 368 of the Internal Revenue Code of 1986.

NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions herein below set forth, the Parties agree, as follows:

1.             Definitions and Interpretation.

1.1           In this Agreement:

"Balance Sheet Date" means September 30, 2016;

"Benefit Plan" and "Benefit Plans" have the meanings attributed to such terms in Sections 3.10.3 and 5.10.3;

"Closing" means closing of the Exchange of the SUGAR-BVI Shares for Company Shares in accordance with the terms, and subject to the conditions, of this Agreement;

"Closing Date" means the first business day following the satisfaction of the Closing conditions described in Section 7 herein, or such other date as the Parties shall mutually agree upon in writing;

"Code" means the United States Internal Revenue Code of 1986, as amended;

"Commission" means the United States Securities and Exchange Commission;

"Company Common Stock" means the common stock, $0.001 par value per share, of the Company;

"Company Shares" means the 30,000,000 shares of Company Common Stock to be issued to the SUGAR-BVI Shareholders at the Closing;

        "Company Reports" has the meaning attributed to such term in Section 5.18.1;

"Exchange" means the exchange of SUGAR-BVI Shares for Company Shares;

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"Governmental Entity" means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign;

" Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not;

"Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Income Tax, including any schedule or attachment thereto, and including any amendment thereof;

" Intellectual Property Right" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, URL's, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium);

"Liability" or " Liabilities" mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto;

"Lien" means any right which (a) shall entitle any Person to terminate, amend, accelerate or cancel any agreement, option, license or other instrument to which the Company, SUGAR-BVI or any SUGAR-BVI Shareholder is a party by reason of the occurrence of (i) a violation, breach or default thereunder by the Company, SUGAR-BVI or any SUGAR-BVI Shareholder, as the case may be; or (ii) an event which with or without notice or lapse of time or both would become a default thereunder; or (b) if exercised by the holder thereof, will (i) entitle such Person to accelerate the performance of any obligations or the payment of any sums owed by the Company, SUGAR-BVI or any SUGAR-BVI Shareholder, as the case may be, under any agreement, option, license or other instrument, or (ii) result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever on any of the property or assets of the Company, SUGAR-BVI or any SUGAR-BVI Shareholder;

"Material Adverse Effect " means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the Company, SUGAR-BVI or any SUGAR-BVI Shareholder, as the case may be, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby;

"SUGAR-BVI Financial Statements" means the unaudited financial statements for SUGAR-BVI from the date of incorporation to September 30, 2016;

"SUGAR-BVI Shares" means all of the issued and outstanding shares of SUGAR-BVI;

"Parties" means, collectively, the Company, SUGAR-BVI and the SUGAR-BVI Shareholders;

"Party" means the Company, SUGAR-BVI or any SUGAR-BVI Shareholder, individually;

"Person" means a natural person, company, corporation, partnership, association, trust or any unincorporated organization;

"Rule 144" means Rule 144 promulgated by the Commission under the Securities Act;

"Securities Act" means the United States Securities Act of 1933, as amended;

" Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary;

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

"Taxation Authority" means any federal, state, local or foreign governmental agency, department or other entity which is authorized by applicable law to assess and collect Taxes;

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

"Treas. Reg." means the regulations promulgated by the United States Department of the Treasury under the Code.

1.2             Interpretation.

1.2.1           As used in this Agreement, unless the context clearly indicates otherwise:

(a)           words used in the singular include the plural and words in the plural include the singular;

(b)           reference to any Person includes such Person's successors and assigns, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c)           reference to any gender includes the other gender;

(d)           whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or "but not limited to" or words of similar import;

(e)           reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition;

 (f)           the words "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g)           reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h)           reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

(i)           relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including"; and

(j)           the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.2           This Agreement was negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall apply to any construction or interpretation hereof. This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the parties of the terms and provisions hereof and the consequences thereof.

1.2.3           Where a statement in this Agreement is qualified by the expression "to the best of the Company's knowledge," "to the best of SUGAR-BVI's knowledge," "to the best of the SUGAR-BVI Shareholder's knowledge," "so far as the Company is aware," "so far as SUGAR-BVI is aware" or "so far as the SUGAR-BVI Shareholder is aware" or any similar expression shall be deemed to include the Company's, SUGAR-BVI's or the SUGAR-BVI Shareholder's actual knowledge and what the Company, SUGAR-BVI or the SUGAR-BVI Shareholder should have known after due and careful inquiry of, in the case of the Company and SUGAR-BVI, the President, the members of the Board of Directors and any relevant person(s) involved in the management of the business of the Company and SUGAR-BVI.

2.              Acquisition of SUGAR-BVI by the Company; Closing.

2.1            Exchange of SUGAR-BVI Shares for Company Shares. On the Closing Date, the SUGAR-BVI Shareholders shall exchange, transfer and assign all of their SUGAR-BVI Shares to the Company, and the Company shall issue and deliver to the SUGAR-BVI Shareholders the Company Shares in the amounts to each SUGAR-BVI Shareholder as set forth in Exhibit A hereto, subject to the conditions of this Agreement.

2.2            Closing. Closing of the Exchange  shall take place at the office of the Company, Room S, 2nd Floor, Block D, East Sun Industrial Centre, 16 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The Closing shall occur upon the satisfaction of the closing conditions described in Section 7 herein or at such other place, and on such other date, as the Parties may agree in writing.

2.3            SUGAR-BVI Shareholders' and SUGAR-BVI's Closing Deliveries. At or prior to the Closing, the SUGAR-BVI Shareholders and/or SUGAR-BVI shall deliver to the Company the following:

(a)           incorporation or formation documents and amendments thereto, and a certificate of good standing in SUGAR-BVI's jurisdiction of incorporation;

(b)           all applicable Exhibits and Schedules hereto;

(c)           all stock certificates evidencing the ownership of all of the issued and outstanding SUGAR-BVI Shares, each of which shall have attached thereto executed blank stock powers dated the Closing Date and signed by the respective SUGAR-BVI Shareholders;

(d)           copies of Board, and if applicable, SUGAR-BVI Shareholders resolutions approving this Agreement; and

(e)           any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

2.4             The Company's Closing Deliveries. At or prior to the Closing, the Company shall deliver to the SUGAR-BVI Shareholders the following:

(a)           any applicable Schedules hereto;

(b)           stock certificates representing restricted Company Shares issued in the amounts as set forth opposite the respective names of the SUGAR-BVI Shareholders as set forth on Exhibit A on the Closing Date, duly authorized, validly issued, fully paid and non-assessable;

(c)           copies of Board resolutions approving this transaction and authorizing the issuance of the Company Shares; and

(d)           any other document reasonably requested by the SUGAR-BVI Shareholders that they deem necessary for the consummation of this transaction.

3.             Representations and Warranties of SUGAR-BVI.

SUGAR-BVI hereby warrants and represents to the Company, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

3.1             Power and Authority. SUGAR-BVI is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. SUGAR-BVI is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and/or foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed. SUGAR-BVI has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by SUGAR-BVI in connection with the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by SUGAR-BVI prior to or at the Closing, the performance of its obligations hereunder and thereunder and the consummation by SUGAR-BVI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of SUGAR-BVI, and no other corporate proceedings on the part of SUGAR-BVI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by SUGAR-BVI, and, assuming this Agreement has been duly executed by the Company and the SUGAR-BVI Shareholders, this Agreement constitutes a valid and binding agreement of SUGAR-BVI, enforceable against SUGAR-BVI in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

 3.2             Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate the incorporation and/or formation documents of SUGAR-BVI, (b) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to SUGAR-BVI, or by which either SUGAR-BVI or its properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which SUGAR-BVI is a party, or the creation of Liens on any of the property or assets of SUGAR-BVI. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by SUGAR-BVI in connection with the execution of this Agreement or the consummation by it of the transactions contemplated hereby, except for such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

3.3             Authorized and Issued Capital Stock. SUGAR-BVI is authorized, pursuant to its incorporation and/or formation documents, to issue 50,000 shares of common stock, US$1.00 par value. As of the date hereof, 100 shares of SUGAR-BVI's common stock are issued and outstanding, of which the SUGAR-BVI Shareholders own 100 shares or 100%. The SUGAR-BVI Shares have been duly authorized, are duly and validly issued, fully paid, and nonassessable, and are free of any lien, encumbrance or restrictions on transfer other than restrictions on transfer under this Agreement, and under applicable state and federal securities laws. There is no outstanding security of any kind convertible into or exchangeable for shares or equity ownership interest in SUGAR-BVI.

3.4            Subsidiaries. Schedule 3.4 provides a list of each Subsidiary of SUGAR-BVI. Each Subsidiary of SUGAR-BVI is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Each Subsidiary of SUGAR-BVI is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect on the business of SUGAR-BVI taken as a whole.

3.5            Undisclosed Liabilities. As of the Closing Date, SUGAR-BVI has no debts, Liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted) except such debts, Liabilities or obligations that have been disclosed to the Company in this Agreement or in the SUGAR-BVI Financial Statements.

3.6             Intellectual Property.

3.6.1           The activities of SUGAR-BVI (or of any licensee under any license granted by SUGAR-BVI) do not infringe or are not likely to infringe on any Intellectual Property Rights of any third party and no claim has been made, has been threatened, or is likely to be made or threatened, against SUGAR-BVI or any such licensee in respect of such infringement.

3.6.2           SUGAR-BVI does not own any Intellectual Property Rights.

3.6.3           SUGAR-BVI does not, as of the date hereof, use in its business any Intellectual Property Rights of any third party and is under no obligation to pay license fees or royalties for any Intellectual Property Rights of any third party.

3.7            Personal Property. SUGAR-BVI has good and marketable title to, or in the case of leased or licensed personal property, it has valid leasehold or license interests in, all personal property, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. None of such personal property is subject to any Liens, other than:

3.7.1           Liens that do not materially detract from the value of the personal property as now used, or materially interfere with any present or intended use of the personal property; or

3.7.2           Liens reflected on the SUGAR-BVI Financial Statements.

3.7.3           Each item of personal property has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is generally adequate for the uses to which it is being put.

                3.8            Real Property. SUGAR-BVI does not own or lease any real property, and does not own, lease or license the use of any other assets.

3.9            Litigation and Complaints.

3.9.1            SUGAR-BVI is not engaged in any litigation or arbitration proceedings, and there are no such proceedings pending or, to the knowledge of SUGAR-BVI and each SUGAR-BVI Shareholder, threatened against or by SUGAR-BVI. To the best of SUGAR-BVI's and each SUGAR-BVI Shareholder's knowledge, there are no matters or circumstances which are likely to give rise to any litigation or arbitration proceedings by or against SUGAR-BVI.

      3.9.2            SUGAR-BVI is not subject to any investigation, inquiry or enforcement proceedings or processes by any Governmental Entity, and to the best of SUGAR-BVI's and each SUGAR-BVI Shareholder's knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

3.10             Employees; Benefits.

3.10.1           SUGAR-BVI has no employees. There are no outstanding offers (whether accepted or not) of employment made to any Person by SUGAR-BVI.

3.10.2           SUGAR-BVI is not party to or bound by any collective bargaining, shop or similar agreements.

3.10.3           SUGAR-BVI does not have any "employee benefit plans," including, but not limited to, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, whether written or unwritten, qualified or unqualified, funded or unfunded, currently maintained, or contributed to, or required to be maintained or contributed to, by SUGAR-BVI (each of which is referred to as a "Benefit Plan" and all of which are collectively referred to as the "Benefit Plans").

3.11            Tax Matters.

3.11.1           SUGAR-BVI has filed all central governmental, provincial and local Income Tax Returns and all other material Tax Returns that it was required to file since the date of its organization.

3.11.2           To the best of SUGAR-BVI's and each SUGAR-BVI Shareholder's knowledge, SUGAR-BVI has paid all Taxes that it was required to pay since the date of its organization.

3.11.3           SUGAR-BVI is not currently the beneficiary of any extension of time within which to file any Tax Return.

3.11.4           To the best of SUGAR-BVI's and each SUGAR-BVI Shareholder's knowledge, there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of SUGAR-BVI.

3.11.5           There is no material dispute or claim concerning any Tax liability of SUGAR-BVI either (i) claimed or raised by any Taxation Authority in writing or (ii) as to which SUGAR-BVI has knowledge.

   3.12             Financial Statements.  Schedule 3.12 contains copies of the unaudited balance sheet of SUGAR-BVI at September 30, 2016 and the related statement of operations, stockholders' equity and cash flows for the period from date of incorporation to September 30, 2016, including the notes thereto, as prepared by SUGAR-BVI's management, (the "SUGAR-BVI Financial Statements"). The SUGAR-BVI Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) to the extent they may exclude footnotes, may be condensed or summary statements or subject to yearend adjustments) and fairly present in all material respects the financial position of SUGAR-BVI as of the dates thereof and the results of its operations and cash flows for the periods then ended.

3.13            Contracts. SUGAR-BVI is not party to any material contracts, instruments, agreements, or understandings, whether written or oral, that relate to or affect the assets or operations of SUGAR-BVI or to which SUGAR-BVI's assets or operations may be bound or subject (collectively, the "Contracts"). For purposes of this Agreement, a material contract shall be any contract or agreement involving consideration in excess of Fifty thousand dollars (US$50,000).

3.14             Compliance with Laws. SUGAR-BVI is conducting its business or affairs in material compliance with applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. SUGAR-BVI has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.15             No Adverse Changes . Since September 30, 2016, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the assets or Liabilities of SUGAR-BVI as reflected in the SUGAR-BVI Financial Statements, (b) any material loss sustained by SUGAR-BVI, including but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of SUGAR-BVI's business, or (c) to the knowledge of SUGAR-BVI and the SUGAR-BVI Shareholders, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of SUGAR-BVI.

3.16             Insurance. SUGAR-BVI has no insurance policies.

3.17             Incorporation or Formation Documents; Minute Books. The copies of the incorporation or formation documents of SUGAR-BVI and all amendments to each are true, correct and complete. The minute book of SUGAR-BVI contains true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the date of its organization. The stock records of SUGAR-BVI are true, correct and complete.

    3.18             Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out without the involvement of any Person in such a manner as to give rise to any valid claim by any Person against SUGAR-BVI or any SUGAR-BVI Shareholder or the Company for a finder's fee, brokerage commission or similar payment.

4.              Representations and Warranties of SUGAR-BVI Shareholders.

Each SUGAR-BVI Shareholder hereby warrants and represents to the Company, severally, but not jointly, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

4.1             Power and Authority. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by such SUGAR-BVI Shareholder prior to or at the Closing, the performance of such SUGAR-BVI Shareholder's obligations hereunder and thereunder and the consummation by such SUGAR-BVI Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such SUGAR-BVI Shareholder, and no other proceedings on the part of the SUGAR-BVI Shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by each SUGAR-BVI Shareholder, and, assuming this Agreement has been duly executed by SUGAR-BVI and the Company, this Agreement constitutes a valid and binding agreement of each SUGAR-BVI Shareholder, enforceable against such SUGAR-BVI Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.2             Ownership of SUGAR-BVI Shares. Each SUGAR-BVI Shareholder is a record and beneficial owner of the SUGAR-BVI Shares listed on Exhibit A , all of which SUGAR-BVI Shares are owned free and clear of all Liens, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating any SUGAR-BVI Shareholder to sell or transfer to any third person any of the SUGAR-BVI Shares owned by such SUGAR-BVI Shareholder, or any interest therein. Each SUGAR-BVI Shareholder has full power and authority to exchange, transfer and deliver to the Company the SUGAR-BVI Shares held by him/her.

4.3             Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to such SUGAR-BVI Shareholder, or (b) by which either such SUGAR-BVI Shareholder or their properties or assets may be bound or affected, or result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which such SUGAR-BVI Shareholder is a party, or the creation of Liens on any of the properties or assets of such SUGAR-BVI Shareholder. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by such SUGAR-BVI Shareholder in connection with the execution of this Agreement by such SUGAR-BVI Shareholder or the consummation by them of the transactions contemplated hereby, except for such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

4.4            Investment Representations.

4.4.1           Such SUGAR-BVI Shareholder is acquiring the Company Shares to be delivered by the Company hereunder for his/her own account with the present intention of holding such securities for purposes of investment, and he/she has no intention of distributing the Company Shares or selling, transferring or otherwise disposing of the Company Shares in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America.

4.4.2           Such SUGAR-BVI Shareholder understands that (a) the Company Shares that he shall acquire hereunder are "Restricted Securities," as defined in Rule 144; (b) such Company Shares have not been registered under the Securities Act, and are being issued in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act; (c) the Company Shares may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (d) until such time as the Company Shares become eligible for sale by him, either pursuant to the registration of such Company Shares under the Securities Act, or pursuant to a valid exemption from such registration, the certificates evidencing the SUGAR-BVI Shareholder's ownership of the Company Shares shall contain the following legend:

"The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or the issuer of such shares shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state."

4.4.3            Such SUGAR-BVI Shareholder is fully aware of the restrictions on sale, transferability and assignment of the Company Shares, and that he/she must bear the economic risk of retaining ownership of such securities for an indefinite period of time. Such SUGAR-BVI Shareholder is aware that (a) the Company Shares will not be registered under the Securities Act; and (b) because the issuance of the Company Shares has not been registered under the Securities Act, an investment in the Company Shares cannot be readily liquidated if the SUGAR-BVI Shareholder desires to do so, but rather may be required to be held indefinitely.

4.5            Information on SUGAR-BVI Shareholders. Such SUGAR-BVI Shareholder is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act, or is otherwise experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Such SUGAR-BVI Shareholder understands that his acquisition of the Company Shares is a speculative investment, and such SUGAR-BVI Shareholder represents that he is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

5.              Representations and Warranties of the Company.

The Company hereby warrants and represents to SUGAR-BVI and the SUGAR-BVI Shareholders, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

5.1             Power and Authority of the Company.

5.1.1            The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by the Company in connection with the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Closing, the performance of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by the Company, and, assuming this Agreement is duly executed by the SUGAR-BVI Shareholders and SUGAR-BVI, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5.1.2            The Company does not own any Subsidiaries.

5.2             Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (b) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to the Company, or by which the Company or its properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which the Company is a party, or the creation of Liens on any of the property or assets of the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company in connection with the execution of this Agreement by the Company or the consummation by it of the transactions contemplated hereby, except for consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

5.3             Authorized and Issued Capital Stock. On the Closing Date:

5.3.1            The Company is authorized, pursuant to its Articles of Incorporation, to issue 300,000,000 shares of capital stock, 290,000,000 of which are common stock, $0.001 par value per share, and 10,000,000 of which are preferred stock, $0.001 par value per share, issuable in one or more series. The Company currently has 697,035 shares of Company Common Stock issued and outstanding, and no preferred stock designated, issued or outstanding.  The Company Shares have been duly authorized, and when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, will be free of any lien, encumbrance or restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

5.3.2            Immediately after the Closing, 30,697,035 shares of Company Common Stock shall be issued and outstanding.

5.3.3            The Company does not have any outstanding options or warrants.

5.4            Subsidiaries. The Company does not own, and has not agreed to acquire, any securities of any other corporation, or any other entity or business association of whatever kind.

5.5             Undisclosed Liabilities. As of the Closing Date, the Company shall not have any debts, Liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted) except such debts, Liabilities or obligations that have been disclosed in the Company Reports.

5.6             Intellectual Property.

5.6.1           The activities of the Company (or of any licensee under any license granted by the Company) do not infringe or are not likely to infringe on any Intellectual Property Rights of any third party and no claim has been made, has been threatened, or is likely to be made or threatened, against the Company or any such licensee in respect of such infringement.

5.6.2           Details of all registered Intellectual Property Rights (including applications to register the same) and all commercially significant unregistered Intellectual Property Rights owned or used by the Company are identified in the Company Reports.

5.6.3           The Company does not, as of the date hereof, use in its business any Intellectual Property Rights, and is under no obligation to pay license fees or royalties for any Intellectual Property Rights.

5.7             Personal Property.  The Company has good and marketable title to, or in the case of leased or licensed personal property, it has valid leasehold or license interests in, all personal property, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. None of such personal property is subject to any Liens.

          5.7.1            Each item of personal property has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is generally adequate for the uses to which it is being put.

5.8             Real Property and Other Assets. The Company does not own or lease any real property, and does not own, lease or license the use of any other assets other than those previously disclosed in the Company Reports.

    5.9            Litigation; Complaints; Government Inquiries.

5.9.1            The Company is not engaged in any litigation or arbitration proceedings, and there are no such proceedings pending or, to the knowledge of the Company, threatened against or by the Company. To the best of the Company's knowledge, there are no matters or circumstances which are likely to give rise to any litigation or arbitration proceedings by or against the Company.

5.9.2            The Company is not subject to any investigation, inquiry, unresolved SEC comments or enforcement proceedings or processes by any Governmental Entity, and to the best of the Company's knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

5.10             Employees; Benefits.

5.10.1                       The Company has no full and part-time employees.

5.10.2                       The Company is not a party to or bound by any collective bargaining, shop or similar agreements.

5.10.3                       The Company does not have any "employee benefit plans" including, but not limited to, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including those providing medical, dental, vision, disability, life insurance and vacation benefits, whether written or unwritten, qualified or unqualified, funded or unfunded, currently maintained, or contributed to, or required to be maintained or contributed to, by the Company (each of which is referred to as a "Benefit Plan" and all of which are collectively referred to as the "Benefit Plans").

5.11             Tax Matters.

5.11.1                       The Company has filed all federal Income Tax Returns and all other material Tax Returns that it was required to file since the date of its organization.

5.11.2                       To the best of the Company's knowledge, the Company has paid all Taxes that it was required to pay since the date of its organization.

5.11.3                       The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

5.11.4                       To the best of the Company's knowledge, there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

5.11.5                       There is no material dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any Taxation Authority in writing or (ii) as to which the Company has knowledge.

5.12             Financial Statements . The audited balance sheet of the Company at December 31, 2015 and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended, including the notes thereto, as audited by Malone Bailey, LLP, certified public accountants (the "Company Audited Financial Statements") and the unaudited balance sheet of the Company at September 30, 2016, and the related consolidated statements of operations, stockholders' equity and cash flows for the nine month period then ended prepared by the Company management (the "Company Unaudited Financial Statement" and, together with the Company Audited Financial Statements, the "Company Financial Statements") are contained in the Company Reports. As of their respective dates, the financial statements of the Company included in the Company Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes, may be condensed or summary statements or subject to year-end adjustments) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

5.13             Compliance with Laws. The Company is conducting its business or affairs in material compliance with applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

5.14             No Adverse Changes. Through the Closing Date, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or Liabilities of the Company as reflected in the Company Financial Statements, (b) any material loss sustained by the Company, including but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's business, or (c) to the knowledge of the Company and the SUGAR-BVI Shareholders, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Company.

5.15             Insurance. The Company maintains no insurance policies.

5.16             Articles of Incorporation; Minute Books. The copies of the Articles of Incorporation and Bylaws of the Company, and all amendments to each are true, correct and complete. The minute book of the Company contains true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) since the  date of organization. The stock records of the Company are true, correct and complete.

5.17            Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the involvement of any Person in such a manner as to give rise to any valid claim by any Person against the Company or SUGAR-BVI or any SUGAR-BVI Shareholder for a finder's fee, brokerage commission or similar payment.

5.18             Exchange Act Reports.

         5.18.1       The Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it pursuant to Section 13 or 15 of the Exchange Act through the date of this Agreement (as such documents have been amended since the time of their filing, collectively, the "Company Reports"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company Reports, including, without limitation, any financial statements or schedules included therein, to the best of the Company's knowledge, complied in all material respects with the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Company Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.18.2                       The Company maintains books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company.

5.19             Trading. The Company Common Stock is currently eligible for trading on the OTC Markets Group, ("OTC") and the Company has received no notice that its Company Common Stock is subject to being delisted therefrom. Since at least 2006, (i) Company Common Stock has been designated for quotation on the OTC, (ii) trading in the Company Common Stock has not been suspended by the SEC or the OTC and (iii) the Company has received no communication, written or oral, from the SEC or the OTC regarding the suspension or delisting of the Company Common Stock from the OTC.

5.20.             Disclosure Procedures; Internal Accounting Controls . The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of end of the filing period prior to the filing date of the Form 10-Q for the fiscal quarter ended September 30, 2016 (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

5.21             No SEC or FINRA Inquiries. To the best of the Company's knowledge, neither the Company nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or the Financial Industry Regulatory Authority ("FINRA"). The Company currently does not have any outstanding comment letters or other correspondences from the SEC or FINRA.

6.              Covenants; Additional Agreements.

6.1             Affirmative Covenants. Prior to the Closing Date or the earlier termination of this Agreement, pursuant to Section 8 hereof, unless otherwise specifically provided in this Agreement or consented to in writing by the Company and the SUGAR-BVI Shareholders, the Company and SUGAR-BVI each shall: (i) operate its business and conduct its affairs only in the usual and ordinary course consistent with past practices, and in such manner as shall be consistent with all representations and warranties of the Company and SUGAR-BVI so that the same remain true and accurate as of the Closing Date; (ii) preserve substantially intact its business organization, and use its reasonable efforts to retain the services of its officers and key employees.

6.2             Negative Covenants. Except as specifically provided in this Agreement or otherwise consented to in writing by the other party (such other party being the Company or SUGAR-BVI (which consent shall not be unreasonably withheld), as applicable) from the date of this Agreement until the Closing Date, or until the earlier termination of this Agreement, neither the Company nor SUGAR-BVI shall do any of the following:

6.2.1     (i)  increase the compensation payable or to become payable to any director or officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; or (iii) establish, adopt, enter into, or amend, any Benefit Plan except as may be required by applicable Law except in any case for customary bonus or increases in the ordinary course of business or as required by contract;

6.2.2           declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

6.2.3      (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities.

6.2.4           acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person;

6.2.5           sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets, except for dispositions of assets in the ordinary course of business and consistent with past practice;

6.2.6            initiate, solicit, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquires or otherwise with respect to a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of SUGAR-BVI or any investment banker, financial advisor, attorney, accountant or other representative retained by SUGAR-BVI to take any such action;

6.2.7           propose or adopt any amendments to its incorporation or formation documents;

6.2.8           incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

6.2.9       (i) change any of its methods of accounting in effect at September 30, 2016; (ii) make or rescind any express or deemed election relating to taxes; or (iii) change any of its methods of reporting income or deductions for federal income tax purposes, except, in the case of clause (i) or (ii) as may be required by Law or generally accepted accounting principles;

6.2.10            agree in writing or otherwise to do any of the foregoing.

6.3             Access and Information. The Company and SUGAR-BVI shall: (i) provide to each Party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of the other party and to the books and records thereof; (ii) furnish promptly to the other Party and their representatives such information concerning the business, properties, contracts, records and personnel of the other Party (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by such Party; each Party shall keep such information confidential in accordance with the terms of Section 6.4.

6.4             Confidential Information. In connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, each Party hereto will have access to data and confidential information relating to the other Party. Each Party hereto shall treat such data and information as confidential, preserve the confidentiality thereof and not duplicate or use such data or information, except in connection with the transactions contemplated hereby, and in the event of the termination of this Agreement for any reason whatsoever, each Party hereto shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use reasonable efforts, including instructing its employees who have had access to such information, to keep confidential and not to use any such data or information; provided, however, that such obligations shall not apply to any data and information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the receiving Party, (iii) which the receiving Party knew or to which the receiving Party had access prior to disclosure by the disclosing Party, (iv) which is required by law, regulation or exchange rule, or in connection with legal process, to be disclosed, (v) which is disclosed by a receiving Party to its attorneys or accountants, who shall respect the above restrictions, or (vi) which is obtained in connection with any Tax matters and is disclosed in connection with the filing of Tax returns or claims for refund or in conducting an audit or other proceeding.

6.5             Additional Covenants of the Company and SUGAR-BVI. From the date of this Agreement until the Closing Date, or until the earlier termination of this Agreement, the Company and SUGAR-BVI shall not take or agree in writing or otherwise not to take any action which would make any of the representations or warranties of the Company or SUGAR-BVI contained in this Agreement untrue or incorrect or prevent the Company or SUGAR-BVI from performing or causing or cause the Company and SUGAR-BVI not to perform their covenants hereunder.

6.6             Cost of SUGAR-BVI Unaudited Financial Statements. Prior to the Closing Date, SUGAR-BVI will pay all costs and fees for the preparation of the SUGAR-BVI Unaudited Financial Statements, as defined in Section 7.2.4 herein.

7.              Closing Conditions.

7.1             Conditions to the Obligations of the SUGAR-BVI Shareholders to Close. The obligation of the SUGAR-BVI Shareholders to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment to the satisfaction of the SUGAR-BVI Shareholders, or the waiver by the SUGAR-BVI Shareholders, at or prior to the Closing, of each of the following conditions:

7.1.1            Each of the representations and warranties of the Company contained in Article 5 shall be true, correct and complete on and as of the Closing Date as though then made.

7.1.2            The Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

7.1.3            No material adverse change shall have occurred in the financial, business or trading conditions of SUGAR-BVI from the date hereof up to and including the Closing Date.

7.2             Conditions to the Company's Obligation to Close. The obligation of the Company to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment to the satisfaction of the Company, or the waiver by the Company, at or prior to the Closing, of each of the following conditions:

7.2.1            Each of the representations and warranties of SUGAR-BVI contained in Article 3, and each of the representations and warranties of the SUGAR-BVI Shareholders contained in Article 4 shall be true, correct and complete on and as of the Closing Date as though then made.

7.2.2            The Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

7.2.3            No material adverse change shall have occurred in the financial, business or trading conditions of SUGAR-BVI from the date hereof up to and including the Closing Date.

7.2.4            Receipt by the Company of (i) an unaudited balance sheet, related statement of income, retained earnings and changes in financial position, and statement of cash flow of SUGAR-BVI for the period of incorporation to September 30, 2016 ("SUGAR-BVI Financial Statements") as required by the Company for regulatory purposes, including the Securities and Exchange Commission, in each case which are not materially adverse compared to the unaudited financial information previously provided by SUGAR-BVI to the Company for the relevant periods.

8.             TERMINATION.

8.1             Termination. This Agreement may be terminated at any time prior to or at Closing by:

8.1.1            The mutual agreement of the Parties;

8.1.2           Any Party if:

(i)            Any provision of this Agreement applicable to a Party shall be materially untrue or fail to be accomplished;

(ii)            Any legal proceeding shall have been instituted or shall be imminent threatening to delay, restrain or prevent the consummation of this Agreement; or

(iii)           By January 31, 2017, the closing conditions are not satisfied.

8.2             Effect of Termination. In the event of termination of this Agreement pursuant to Section 8, this Agreement shall become void, there shall be no liability under this Agreement on the part of the Company, the SUGAR-BVI Shareholders or SUGAR-BVI or any of their respective officers or directors, and all rights and obligations of each Party hereto shall cease.

9.              NOTICES.

9.1            All notices and other communications hereunder shall be in writing and shall be deemed given if sent by e-mail transmission (if receipt is electronically confirmed), or by a prepaid overnight courier service (if receipt is confirmed in writing) addressed to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

9.1.1           In the case of the SUGAR-BVI Shareholders and SUGAR-BVI:

Sugar Technology Group Holdings Corporation.
Room 1801, 18/F., Office Tower Two, Grand Plaza,
625 Nathan Road, Kowloon,
Hong Kong
Attention: Ms. So Ka Yan

9.1.2           In the case of the Company:

Living 3D Holdings, Inc.
Room S, 2nd Floor, Block D, East Sun Industrial Centre,
16 Shing Yip Street, Kwun Tong,
Kowloon, Hong Kong
Attention:  Man Wah Stephen Yip

10.              MISCELLANEOUS.

10.1             Entire Agreement. This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter contained herein. All prior negotiations and agreements between the Parties hereto with respect to the transactions provided for herein are superseded by this Agreement.

10.2             Waiver. No waiver of any of the provisions of this Agreement shall be effective against any Party to this Agreement unless reduced in writing and duly signed by such Party. The waiver by any Party of any right hereunder or of any breach of any of the terms hereof or defaults hereunder shall not be deemed a waiver of any other rights or any subsequent breach or default, whether of the same or of a similar nature, and shall not in any way affect the terms hereof except to the extent of such waiver.

10.3             Amendment. This Agreement cannot be amended or modified unless made in writing and duly signed by or on behalf of the SUGAR-BVI Shareholders, SUGAR-BVI and the Company.

10.4             Construction. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

10.5             Assignment. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assignees.

10.6             Costs and Expenses. Each Party shall pay its own and its advisers' fees and expenses (including financial and legal advisors) incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated herein.

10.7             Non-Impairment of Rights. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

10.8             Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart, or facsimile of a counterpart, of the Agreement signed by the other Party or Parties hereto. Delivery of an executed copy of this Agreement by facsimile transmission shall have the same effect as delivery of an originally executed copy of this Agreement, whether an originally executed copy shall be delivered subsequent thereto.

10.9             Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Nevada excluding the conflicts of laws provisions thereof. The Parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the courts of Clark County, Nevada, and each of the Parties hereby submits to the exclusive jurisdiction and venue of such courts for the purpose of such action.

[Signature Pages Follow]

In witness whereof, the parties have executed this Agreement on the date first above written.

LIVING 3D HOLDINGS, INC.		SUGAR TECHNOLOGY GROUP HOLDINGS CORPORATION

By:	/s/ Man Wah Stephen Yip	By:	/s/ So Ka Yan
	Name: Man Wah Stephen Yip		Name: So Ka Yan
	Title: Chief Executive Officer		Title: Chief Executive Officer

ALL OF THE SHAREHOLDERS OF SUGAR TECHNOLOGY GROUP HOLDINGS CORPORATION

/s/ So Ka Yan	/s/ Ng Kwai Tai
SO KA YAN	NG KWAI TAI

/s/ Ho Siu Wai	/s/ Lai Lai Lung
HO SIU WAI	LAI LAI LUNG

/s/ Lai Lai Wan
LAI LAI WAN

EXHIBIT A

Name	Address of SUGAR-BVI Shareholders	Amount of SUGAR-BVI Shares	Percentage	Amount of Company Shares
So Ka Yan	Room 3707, Kam Fu House, Kam Tai Court, Ma On Shan, N.T.	64	64%	19,200,000
Ng Kwai Tai	1715 Ngan Chun House, Tung Chun Court, Sai Wan Ho, H.K.	9	9%	2,700,000
Ho Siu Wai	15/F Nga Lam House, Tsui Lam Estate, Tseung Kwan O, N.T.	9	9%	2,700,000
Lai Lai Lung	15/F Nga Lam House, Tsui Lam Estate, Tseung Kwan O, N.T.	9	9%	2,700,000
Lai Lai Wan	Flat 318, 3/F Blk E Tsui Yeung House, Tsui Ping Estate, Kwun Tong, KLN.	9	9%	2,700,000
		100	100%	30,000,000